As filed with the Securities and Exchange Commission on July 1, 2011
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933
SAPIENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3130648
( State or Other Jurisdiction of Incorporation or Organization )	( I.R.S. Employer Identification No. )
131 Dartmouth Street
Boston, MA 02116
(Address, Including Zip Code, of Principal Executive Offices)
2011 Incentive Plan
(Full Title of the Plan)
Joseph A. LaSala, Jr.
Senior Vice President, General Counsel and Secretary
Sapient Corporation
131 Dartmouth Street
Boston, MA 02116
(617) 621-0200
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
with copies to:
Keith F. Higgins, Esq.
Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000
(617) 951-7050 (facsimile)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of	Amount to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price	registration fee
Common Stock, $0.01 par value	13,075,979	$14.325(1)	$187,313,399(1)	$21,748

(1)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act of 1933, as amended. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Select Market as of a date (June 24, 2011) within five business days prior to filing this Registration Statement.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission are incorporated herein by reference:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 25, 2011 (File No. 000-28074);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed on May 5, 2011 (File No. 000-28074);

(3)	The Registrant’s Current Reports on Form 8-K filed on February 17, 2011, March 9, 2011 and June 14, 2011 (File No. 000-28074); and

(4)	The description of the Registrant’s Common Stock, $0.01 par value per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on March 26, 1996, as amended by Form 8-A/A filed with the Commission on March 28, 1996 and any other amendments or reports filed for the purpose of updating such description (File No. 000-28074).
All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.
     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
     The Registrant’s Second Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced by the Registrant to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.
     The Registrant’s Second Amended and Restated Certificate of Incorporation further provides that indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.
     The Registrant’s Second Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.
     The Registrant’s Second Amended and Restated Certificate of Incorporation further provides that the registrant’s directors and officers shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the General Corporation Law. It also provides that the Registrant shall not indemnify a person in connection with an action that was initiated by the person, unless the initiation of the action was approved by the directors.
     All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Sapient Corporation. Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 (File No. 000-28074) and incorporated herein by reference.

4.2	Amended and Restated By-laws of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed February 8, 2010 (File No. 000-28074) and incorporated herein by reference.

4.3	Form of Common Stock Certificate, $0.01 par value per share. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-12671) and incorporated herein by reference.

4.4	2011 Incentive Plan. Filed as Appendix A to the Registrants Proxy Statement on Schedule 14A filed on May 2, 2011 and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Ropes & Gray LLP. Contained in Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP. Filed herewith.

24.1	Power of Attorney to file future amendments. Set forth on the signature page of this Registration Statement.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on June 29, 2011.

SAPIENT CORPORATION
By:	/s/ Alan J. Herrick
Alan J. Herrick
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Alan J. Herrick and Joseph S. Tibbetts, Jr., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Sapient Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Alan J. Herrick Alan J. Herrick	President and Chief Executive Officer and Director	June 29, 2011

Principal Financial and Accounting Officer:

/s/ Joseph S. Tibbetts, Jr. Joseph S. Tibbetts, Jr.	Chief Financial Officer	June 29, 2011

Directors:

/s/ James M. Benson James M. Benson		June 30, 2011

Hermann Buerger		June __, 2011

/s/ Darius W. Gaskins, Jr. Darius W. Gaskins, Jr.		June 28, 2011

/s/ Jerry A. Greenberg Jerry A. Greenberg		June 27, 2011

/s/ J. Stuart Moore J. Stuart Moore		June 29, 2011

/s/ Ashok Shah Ashok Shah		June 28, 2011

/s/ Vijay Singal Vijay Singal		June 28, 2011

INDEX OF EXHIBITS

Exhibit
Number	Description
4.1	Second Amended and Restated Certificate of Incorporation of Sapient Corporation. Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004 (File No. 000-28074) and incorporated herein by reference.

4.2	Amended and Restated By-laws of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed February 8, 2010 (File No. 000-28074) and incorporated herein by reference.

4.3	Form of Common Stock Certificate, $0.01 par value per share. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-12671) and incorporated herein by reference.

4.4	2011 Incentive Plan. Filed as Appendix A to the Registrants Proxy Statement on Schedule 14A filed on May 2, 2011 and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Ropes & Gray LLP. Contained in Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP. Filed herewith.

24.1	Power of Attorney to file future amendments. Set forth on the signature page of this Registration Statement.